Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2013 relating to the consolidated financial statements of which appears in Splunk Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 1, 2013